SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SEI INVESTMENTS COMPANY
NOTICE OF ANNUAL MEETING

of Shareholders to be held May 24, 2017

SEI INVESTMENTS COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders to be held May 24, 2017
The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 9:00 a.m., local time, Wednesday, May 24, 2017, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1.	To elect two directors with a term expiring at our 2020 Annual Meeting of Shareholders;

2.	To approve on an advisory basis the compensation of the named executive officers;

3.	To ratify the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2017; and

4.	To transact such other business as may properly come before our 2017 Annual Meeting of Shareholders or any adjournments thereof.
Only shareholders of record at the close of business on March 24, 2017 will be entitled to receive notice of, and to vote at, our 2017 Annual Meeting of Shareholders and any adjournments thereof.
By order of the Board of Directors,
William M. Doran, Secretary
April 5, 2017
Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. Most shareholders also have a choice of voting over the Internet or by telephone. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

Request Electronic Delivery of Annual Meeting Documents.
Shareholders may elect to receive future distribution of proxy documents and annual reports by electronic access. To take advantage of this cost-saving service, please see page 19 of the attached Proxy Statement for further information.
SEI Investments Company Oaks, PA 19456-1100

SEI Investments Company

Oaks, PA 19456-1100

PROXY STATEMENT

2017 Annual Meeting of Shareholders
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) of proxies for use at our 2017 Annual Meeting of Shareholders to be held on May 24, 2017 and at any adjournments thereof. Action will be taken at our 2017 Annual Meeting of Shareholders to elect two directors with a term expiring at our 2020 Annual Meeting of Shareholders; to approve on an advisory basis the compensation of the named executive officers; to ratify the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2017; and to consider such other business as may properly come before our 2017 Annual Meeting of Shareholders and any adjournments thereof (the “2017 Annual Meeting”). This Proxy Statement, the accompanying proxy card and our Annual Report for 2016 will be sent to our shareholders on or about April 5, 2017.

Voting at the Meeting
Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on March 24, 2017 are entitled to vote at our 2017 Annual Meeting. On that date, there were 159,132,099 Shares outstanding and entitled to be voted at our 2017 Annual Meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers and certain shareholders of SEI.
Quorum and Required Votes
A majority of the Shares entitled to vote at the 2017 Annual Meeting who are present at the 2017 Annual Meeting, either in person or by proxy, will constitute a quorum for all purposes of the 2017 Annual Meeting. If Shares are voted on any matter submitted to a vote at the Annual Meeting, under Pennsylvania law the Shares will be considered present for all purposes of the meeting and will therefore be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Under Pennsylvania law and the Company’s Articles and Bylaws, if a quorum is present at the meeting:

▪	the two nominees for election as directors will be elected to the Board if the votes cast for each nominee exceed the votes cast against the nominee;

▪
management’s proposal to approve the compensation of the named executive officers as disclosed in this Proxy Statement will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal; and

▪	the ratification of the appointment of the Company’s independent public accountants will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.
Abstentions and broker non-votes (such as votes of “Withhold Authority”) on any proposal will not be included in the total of votes cast on that proposal and will not affect the outcome of the vote on that proposal.
How to Vote
The Shares represented by each properly executed proxy card will be voted in the manner specified by the respective shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein; FOR management’s proposal to approve the compensation of the named executive officers; and FOR the ratification of the appointment of KPMG LLP as independent registered public accountants to examine SEI’s consolidated financial statements for 2017. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Brokers or other nominees who hold Shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your broker is not permitted to vote on your behalf on the election of directors or the advisory vote proposal on approval of compensation and other non-routine matters unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you by your broker, trustee or nominee to vote your shares via telephone or the Internet. We expect that brokers and nominees will determine that they have the discretion to vote the Shares held of record by them in the absence of voting instructions from the beneficial holder only on the ratification of the selection of the Company’s independent public accountants. For your vote to be counted, you need to communicate your voting instructions to your broker, trustee or nominee.
As a result, it is important to understand that if you hold your shares through a broker, you must give your broker specific instructions on how to vote your shares for them to be counted as votes cast on a number of matters being considered at the meeting and to affect the outcome of those votes.
You may vote your shares in one of several ways, depending upon how you own your shares.
Shareholders of record (you own shares that are registered with the Company’s transfer agent in your own name) can vote by telephone, on the Internet or by mail as described below. Street name shareholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see which voting methods are available to you.

▪	Voting by Telephone. Dial 1-800-690-6903 and follow the voice prompts. You will need to have your proxy card with you for reference when you call.

▪	Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card with you when you link to the web site.

▪	Voting by Mail. Complete, sign, date and return the enclosed proxy card or voting instruction card in the envelope provided.

▪
Voting at the Annual Meeting. If you decide to attend the meeting and vote in person, you may deposit your proxy card in the ballot box at the registration desk at the annual meeting or you may complete a ballot that will be distributed at the meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from your broker or the holder of record to be able to vote at the annual meeting.

Please read both the Proxy Statement and the Annual Report before you cast your vote.
Should you choose to take advantage of voting via the Internet, you will have the option immediately following the casting of your vote to elect to receive future shareholder communications, including the Proxy Statement and Annual Report, electronically over the Internet.
Any record shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted.

(Proposal No. 1) Election of Directors

Our Board of Directors currently consists of six members and is divided into three classes comprised of two directors in each class. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2017 Annual Meeting, our shareholders will be asked to vote upon the election of two nominees to the class of directors of the Company whose term expires at the 2020 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.
Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast. Our Bylaws provide that, in an uncontested election, each director nominee must submit to the board before the annual meeting a letter of resignation that is conditioned on not receiving a majority of the votes cast at the annual meeting. The resignation of a director nominee who is not an incumbent director is automatically accepted by the board. The resignation of an incumbent director is tendered to the independent directors of the board for a determination of whether or not to accept the resignation. The board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.
The Board of Directors, following the recommendation of the Board’s Nominating Committee and following the nominating process described under the caption “Corporate Governance-Nominating Process” elsewhere in this Proxy Statement, has nominated Sarah W. Blumenstein and Kathryn M. McCarthy for election at our 2017 Annual Meeting. Both of the nominees are incumbent directors, have consented to be named and to serve if elected, and have provided the Board the conditional letter of resignation that is required under our Bylaws. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend, or the number of directors to be elected at our 2017 Annual Meeting of Shareholders will be reduced accordingly.

Our Board of Directors unanimously recommends that at our 2017 Annual Meeting of Shareholders the shareholders vote FOR the election of Ms. Blumenstein and Ms. McCarthy to the class of directors whose term expires at our 2020 Annual Meeting of Shareholders.
Set forth below is certain information concerning Ms. Blumenstein and Ms. McCarthy, and each of the four other current directors whose terms continue after our 2017 Annual Meeting of Shareholders. In determining to nominate the two nominees for election to the Board, as well in considering the continued service of the other members of our Board, our Board has considered the specific experiences and attributes of each director listed below and, based on their direct personal experience, the insight and collegiality that each of the nominees and continuing directors brings to board deliberations.
Nominees for election at our 2017 Annual Meeting of Shareholders with terms expiring in 2020:
Sarah W. Blumenstein, 70, has been a director since May 2001 and has been a member of the Legal and Regulatory Oversight Committee of our Board since 2004. Since March 2015, she has also been a member of the Nominating Committee. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. From 1994 to 2003, Ms. Blumenstein served as a court-appointed Special Advocate for the Juvenile Court of Cook County. From 2000 to 2006, Ms. Blumenstein was a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also served on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College for fifteen years. Ms. Blumenstein’s involvement with these non-profit entities and with healthcare providers provides her with insights into clients of our Institutional Investors business which is relevant to her service on the Board.
Kathryn M. McCarthy, 68, has been a director since October 1998 and is a member of the Audit and Compensation Committees of our Board. Since March 2015, she has also been a member of the Nominating Committee. Ms. McCarthy is also our Lead Independent Director and chairs periodic meetings of the Board’s independent directors. She is also an independent consultant and financial advisor. Ms. McCarthy is a director and a member of the Audit Committee of the Rockefeller Trust Company, NA and a member of the Trust and Audit Committee of the Rockefeller Trust Companies (New York). From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager. Ms. McCarthy’s experience as a consultant and financial advisor to investors, family offices, private trust companies and investment management firms has given her insight into the various issues faced by the investment and wealth management business of SEI and its clients.
Directors continuing in office with terms expiring in 2018:
Carl A. Guarino, 59, has been a director and a member of the Audit Committee since 2014. Mr. Guarino has also been Chair of the Compensation Committee and the Nominating Committee since 2015. Mr. Guarino was Chief Executive Officer of Procurian Inc. (a provider of procurement outsourcing services to Fortune 1000 firms) from August 2006 until January 2014, shortly after the acquisition of Procurian by a subsidiary of Accenture PLC. Prior to March 2006, Mr. Guarino was Executive Vice President - Investment Advisors of the Company. Mr. Guarino has great familiarity with the Company and its market units, particularly the investment advisor segment, and his experience with Procurian and his knowledge of the information technology industry provide the Board with a valuable perspective on the Company’s business activities.
Carmen V. Romeo, 73, has been a director since June 1979 and a member of the Audit Committee of our Board since 2008. In January 2010, Mr. Romeo was appointed as the Chair of the Audit Committee. Since March 2015, he has also been a member of the Nominating Committee. From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo was a certified public accountant with Arthur Andersen & Co. prior to 1979. In addition to his familiarity with public company accounting and financial management issues, Mr. Romeo has great familiarity with the Company, and particular knowledge of the Company’s business and related technology and asset management solutions, from his previous role with the Company as the person having managerial responsibility for the Company’s Investment Advisors business.

Directors continuing in office with terms expiring in 2019:
Alfred P. West, Jr., 74, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968. Mr. West was the founder of SEI. He has provided the strategic vision in the development of our business and solutions over the past forty years, and his familiarity with the Company’s customers and employees gives Mr. West insights and experience valuable to his service on the Board.

William M. Doran, 76, has been a director since March 1985 and has been Chairman of the Legal and Regulatory Oversight Committee of our Board since 2004. Mr. Doran has been the Secretary of the Company for more than the past five years. From October 1976 to October 2003, Mr. Doran was a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, The Advisors’ Inner Circle Fund III, The KP Funds and Bishop Street Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. Mr. Doran’s legal training and experience, his relationship with the Company as outside legal counsel for many years, and his long-standing involvement with our Company and many of its regulated subsidiaries are valuable to his service on the Board and as Chair of the Legal and Regulatory Oversight Committee.

Corporate Governance
Governance Principles and Structures
The governance principles of our Board of Directors include our Board Nomination and Shareholder Communication Policy, as well as the charters of our Audit Committee, Compensation Committee, Nominating Committee, Legal and Regulatory Oversight Committee and our Lead Independent Director. Other documents which implement the governance principles of our Company include our Code of Conduct, our Complaint Procedures and Non-Retaliation Policy and our Code of Ethics for our Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published on the Corporate Governance section of our website at www.seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or filed with the Securities and Exchange Commission on Form 8-K.
Our Board of Directors has determined that each of Ms. Blumenstein, Ms. McCarthy and Messrs. Guarino and Romeo, is an “independent director” as such term is defined in Rule 5605(a)(2) promulgated by The NASDAQ Stock Market, Inc. In this Proxy Statement, these four directors are referred to individually as an “independent director” and collectively as the “independent directors.”
Mr. West, the founder of our Company and its Chief Executive Officer throughout the Company’s history, is also the Chairman of our Board. The Board has concluded, in light of present circumstances and the roles of our various Board committees and the Lead Independent Director, that this arrangement best suits the Company’s needs because of Mr. West’s role as founder, strategic visionary and significant shareholder of the Company.
In order to ensure that the considerations of non-management directors are addressed at the Board, the Board has appointed Ms. McCarthy as the Lead Independent Director with the responsibilities and authority set out in the Lead Independent Director Charter. As such Lead Independent Director, Ms. McCarthy is responsible for chairing the executive sessions of the Board of Directors. Our independent directors meet in regularly scheduled executive sessions without management present.
Board and Committee Meetings
Our Board of Directors held seven meetings in 2016. During the year, each director attended more than 75 percent of the meetings of our Board of Directors and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. All of our directors attended our 2016 Annual Meeting of Shareholders. The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee and the Legal and Regulatory Oversight Committee.
Our Audit Committee held five meetings in 2016. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board of Directors in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The current members of the Audit Committee are Messrs. Romeo and Guarino and Ms. McCarthy, each of whom is an independent director. Our Board of Directors has determined that Mr. Romeo is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”
Our Compensation Committee held four meetings in 2016. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The

Compensation Committee members are Mr. Guarino and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.” The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Committee administers. The Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Committee members. Also, under the terms of the Board- and shareholder-approved equity compensation plans, the Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Committee has not authorized our CEO to make any equity grants to our executive officers.
Our Nominating Committee held one meeting in 2017 to consider the nominees to the Board of Directors for election at the 2017 Annual Meeting. The principal function of the Nominating Committee is to consider nominees for election to the Board from time to time, including recommendations submitted by shareholders of the Company. The members of the Nominating Committee are Mmes. Blumenstein and McCarthy and Messrs. Guarino and Romeo, constituting all of the independent directors of the Company.
Our Legal and Regulatory Oversight Committee held four meetings in 2016. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over the business and operations of the Company and its subsidiaries. The members of the Legal and Regulatory Oversight Committee are Messrs. Doran and Romeo and Ms. Blumenstein. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”
Nominating Process
During 2015, the Board of Directors formed a Nominating Committee consisting solely of independent directors of the Company and adopted a charter for the Nominating Committee. Among the responsibilities of the Nominating Committee is the management and administration of the Company’s Board Nomination and Shareholder Communication Policy.
Board candidates are considered by the Nominating Committee based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to SEI, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board of Directors and to enhance their knowledge of SEI’s industry. The Board prefers a mix of background and experience among its members and it uses its judgment to identify nominees whose backgrounds, attributes and experiences, which taken as a whole, will contribute to insightful and robust, yet collegial, Board deliberation. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors with relevant experience who have sufficient time to attend to their substantial duties and responsibilities to SEI.
Our Nominating Committee considers recommendations for nominations from a wide variety of sources, including members of our Board of Directors, business contacts, our legal counsel, community leaders and members of our management. Our Nominating Committee will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Nominating Committee does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations for election of directors at the 2018 annual meeting should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than January 15, 2018. The Nominating Committee Charter and the Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”
Shareholder Communications to our Board of Directors
Shareholders may send communications to our Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of our Board of Directors, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board of Directors relies on our Secretary to forward written questions or comments to the full Board of Directors, named directors or specific committees of our Board of Directors, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within SEI. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.”
Risk Oversight by the Board
It is management’s responsibility to assess and manage various risks faced by the Company. It is the Board’s responsibility to oversee management in this effort. The Board has delegated aspects of their risk management oversight responsibility to three committees of the Board. The Audit Committee generally oversees risk policies related to the Company’s financial statements and reporting. The Legal and Regulatory Oversight Committee generally oversees risk policies related to the Company’s compliance with legal and regulatory obligations. The Compensation Committee generally oversees risk policies related to the Company’s compensation arrangements. The Board directly considers risk matters related to the Company’s strategic, operational and corporate governance matters as well as risk that could adversely affect the Company’s reputation.
The Company has adopted an Enterprise Risk Management Policy and Program based upon the COSO Enterprise Risk Management Framework. Throughout the year, this program is administered by the Company’s Enterprise Risk Management team. At the end of each year, the Chief Financial Officer and the General Counsel of the Company work with the Company’s Director of Enterprise Risk Management, internal audit department, compliance department, risk officers of the Company’s operations, technology and investment management units, risk management officers of its regulated subsidiaries, and members of various solutions development teams of the Company to collect, review and prioritize business risks and mitigation measures and responsibilities. The different identifiers of risk include a risk assessment prepared by the Company’s enterprise risk team, risk assessments prepared by the Company’s internal audit team for purposes of developing the Company’s internal audit plan, risk assessments prepared by compliance officers for the purpose of identifying compliance policy contents and testing procedures, and risk assessments prepared by the operations, technology and investment management units for the purpose of creating and refining their internal procedures and controls. This group also considers the results of regulatory examinations of our regulated subsidiaries as well as issues generally affecting our competitors and the industries of which the Company is a part. A summary of these key business risks are then reviewed with SEI’s Operations Risk Committee, consisting of the heads of each of SEI’s market units and supporting organizations.
In January of each year, the key business risk summary is considered by a joint meeting of the Audit Committee and the Legal and Regulatory Oversight Committee of our Board. During the year, the Chief Financial Officer and the General Counsel have responsibility for escalating as appropriate risk events and updates to the Audit Committee and the Legal and Regulatory Oversight Committee, respectively.
Other Governance Principles
The Board has also adopted a number of other policies that directly affect governance and risk management. These include the Company’s Compensation Recoupment Policy and the Company’s Stock Ownership Policy, both of which are described below under the caption “Compensation Discussion and Analysis”. In addition, the Company’s Insider Trading Policy provides that directors, executive officers and other employees subject to the Company’s insider trading compliance program are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities.

Ownership of Shares
The following table contains information as of March 15, 2017 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and Chief Financial Officer, by each of our three other most highly compensated executive officers, by each of the members of our Board of Directors (including nominees), by all members of our Board of Directors (including nominees) and executive officers in the aggregate, and by the holders of 5 percent or more of the total Shares outstanding. As of March 15, 2017 there were 159,132,099 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	20,731,654	12.8
William M. Doran (4)	9,764,052	6.0
Carmen V. Romeo (5)	2,979,194	1.8
Kathryn M. McCarthy	112,700	*
Sarah W. Blumenstein	25,681	*
Carl A. Guarino (6)	33,946	*
Dennis J. McGonigle	802,829	*
Kevin P. Barr	306,229	*
Stephen G. Meyer	302,165	*
Wayne M. Withrow	184,759	*
All executive officers and directors as a group (15 persons) (7)	27,019,243	16.5
BlackRock, Inc. (8)	11,820,981	7.3
The Vanguard Group (9)	12,307,722	7.6
Loomis Sayles & Co., L.P. (10)	14,857,127	9.2

*	Less than one percent.

(1)
Includes, with respect to Messrs. West, Doran, Romeo, and Guarino, Ms. McCarthy and Ms. Blumenstein and Messrs. McGonigle, Barr, Meyer and Withrow, 272,500, 42,500, 30,000, 5,000, 42,500, 20,000, 205,000, 236,250, 205,000, and 152,500 Shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 15, 2017.

(2)
Applicable percentage of ownership is based on Shares outstanding on March 15, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 15, 2017 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.

(3)
Includes 1,365,837 Shares held by Mr. West’s wife and 8,848,816 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 330,000 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 448,726 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Accordingly, Mr. West shares voting and investment power with respect to these Shares. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West and his wife, and certain of the Children’s Trusts have pledged Shares held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”) as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan. The amount of Shares pledged as of March 16, 2017, was approximately 8,174,095 Shares and is subject to adjustment.

(4)
Includes an aggregate of 8,848,816 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran’s wife, 40,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust of which Mrs. Doran is the Trustee, 56,378 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust. Also includes 36,175 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. Of these shares, Mr. Doran has pledged as security to third parties 563,404 Shares, subject to adjustment. See also note 3 with respect to the pledge of shares by Mr. West’s Children’s Trusts.

(5)	Includes 120,242 Shares held by Mr. Romeo’s wife and 1,238,000 shares held in the Carmen V. Romeo Grantor Annuity Trust.

(6)	Includes 18,981 shares held by a foundation or a trust with respect to which Mr. Guarino shares voting or investment power.

(7)
Includes 1,627,750 shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 15, 2017. When a Share is reportable as beneficially owned by more than one person in the group, the ownership of the Share is only included once in the Number of Shares Owned column.

(8)	Based solely on a Schedule 13G dated January 26, 2017 by BlackRock, Inc.

(9)	Based solely on a Schedule 13G dated February 9, 2017 by The Vanguard Group

(10)	Based solely on a Schedule 13G dated February 14, 2017 by Loomis Sayles & Co., L.P.

Compensation Discussion & Analysis
The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Overview
SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program that provides competitive levels of compensation and that emphasizes incentive compensation plans and equity plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain and reward highly qualified personnel and help SEI achieve its tactical and strategic goals. The Compensation Committee seeks to develop a compensation program that, overall, is at levels that the Committee believes are competitive with compensation paid to employees with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI and in similar locations. The Committee does not explicitly position pay at a specific level or mix with reference to any particular group.
The compensation program for almost all non-sales full-time employees of the Company consists of (i) base salary and (ii) cash bonuses pursuant to a corporate incentive compensation plan (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans). Equity compensation for selected, higher level employees is provided by annual grants of stock options.
The Committee has sought to keep base salaries a relatively modest portion of total compensation for higher compensated employees, so that the overall compensation program is more heavily weighted towards incentive compensation in the form of annual cash bonuses and sales commissions, and for selected higher level employees, stock option grants that have performance vesting requirements based on attainment of earnings per share targets. The Committee has sought to include a number of features in the compensation program which are designed to align the interests of management with the interests of shareholders. These features include the tilting of the compensation program elements towards incentive compensation and option awards, the focus of incentive compensation awards on earnings per share ("EPS") targets, the use of EPS targets as vesting requirements for stock option grants, the Company’s Stock Ownership Policy (requiring minimum threshold shareholdings by our executives), the Company’s Compensation Recoupment Policy (which provides for claw-back of incentive compensation in certain instances), our Insider Trading Policy (which prohibits short sales, transactions in derivatives of SEI stock and hedging transactions). Consistent with our pay for performance philosophy, during 2016, 70% of our CEO’s pay and 71% of our other NEOs was paid in the form of variable performance-based compensation such as incentive compensation or stock options with EPS-based vesting thresholds (see “Summary Compensation Table”).
Since 2012, the Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its executive compensation consultant and continued to receive advice from the Consultant during 2016 (See “Compensation Consultant,” below).
At our 2016 Annual Shareholders’ Meeting, our shareholders expressed strong support for the compensation of the named executive officers disclosed in the Company’s 2016 Proxy Statement, with more than 99% of the votes cast voting in favor of the “Say-on-Pay” proposal. When setting compensation, and in determining our compensation policies and practices, the Compensation Committee took into account the results of the 2016 “Say-on-Pay” advisory resolution to approve such executive compensation as demonstrating support of our compensation programs.
The Compensation Committee has also reviewed our compensation policies as generally applicable to all of our employees and believes that our policies, taking into account the mitigation policies and arrangements in place, do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company.
Base Salary
The Compensation Committee seeks to recommend base salaries for management employees at levels that it believes are sufficiently competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size and businesses as SEI. In 2016, the Compensation Committee made limited changes in its salary structure for executive officers (See “2016 Committee Actions and Awards-2016 Compensation Adjustments” below).
Incentive Compensation
Incentive compensation consists of two components: annual bonuses and sales commissions. Sales commissions are based on sales events and are measured on the basis of asset accumulation, asset retention, or anticipated revenue from contracted sales, generally taking into account related factors, such as expected profit margins. Executive officers participate only in the annual bonus program and do not participate in sales commission plans.
Annual bonuses are determined through a process overseen by the Board of Directors and the Compensation Committee. Each individual that participates in the plan is assigned a target compensation award which may change from year to year, but generally is the same as that individual’s prior year target amount. In the case of executive officers, the target amount is generally between 155% and 165% of the officer’s base salary, reflecting the determination of the Committee to emphasize performance-based incentive compensation over fixed compensation.
Historically, the incentive bonus compensation that may be paid out in any particular year is determined by the Committee by: (1) determining the aggregate amount of all individual target compensation awards for that year as input into establishing an overall incentive pool that may be paid out of that pool if an earnings per share target is achieved; (2) early in the year in question, identifying the target earnings per share for the year that may be considered in determining what percentage of that overall pool will be paid in the particular year; (3) near the end of the particular year, based on the Company’s EPS performance, establishing the actual maximum size of the incentive pool, (4) dividing the resulting actual pool among the market and business units based on each unit’s success for that year; and (5) then awarding individual bonuses to employees within those units based on the amount available to the particular unit and the achievements of those units as well as individual achievements. This calculation is performed for two different pools: (i) all executive officers as a group, and (ii) all employees other than executive officers, as a group. The Committee and the CEO review a number of factors when evaluating a market or business unit and individuals within a unit who are executive officers of the Company. Financial and business goals and objectives established at the beginning of each year provide a basis for assessment of performance for these units. Financial results, including, as applicable, performance against the prior year’s financial performance and other non-financial goals are considered within the overall business environment. These results are viewed in the aggregate by the Committee, without any specific weighting, and there is no direct correlation between any particular performance measure and the resulting incentive bonuses. Although the framework for compensation decision making involves the assessment of the achievement of various goals, compensation for the named executive officers is not determined by formula. The Committee exercises independent business judgment to determine individual compensation based on achievement of strategic and operating results and other considerations such as their success in their management responsibilities generally and achievement of strategic and tactical goals of their particular units and their support of, and contribution to, overall corporate success.
Option Grants
Stock option grants are viewed by the Compensation Committee as an important means of aligning the interests of management and employees with the interests of shareholders. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of tying the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, all of the stock options granted by the Company have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified earnings-per-share target is achieved, and the remaining 50 percent when a second, higher specified earnings-per-share target is achieved. The options granted prior to 2006 fully vest after seven years from the date of grant. Beginning in 2006, the Compensation Committee determined to eliminate this seven year vesting trigger and, as a result, options do not vest as a result of the passage of time, but solely as a result of achievement of the financial vesting targets established by the Compensation Committee at the time of grant. Option awards are generally determined by the Compensation Committee in December of each year. The Chief Executive Officer of the Company reviews with the Compensation Committee the option grants for each executive officer of the Company, other than himself, as well as the option grants for the other employees of the Company. The Compensation Committee then deliberates and establishes the specific option grants and finally submits these option grant amounts to the entire Board of Directors for ratification.
2016 Committee Actions and Awards
Award of 2016 Incentive Compensation
For 2016, the Board of Directors and the Compensation Committee chose to fix the maximum bonus pool (the “Bonus Pool”) as 120% of the total target bonuses for all executive officers eligible for incentive compensation as of December 2016 if the Company achieved a fully-diluted EPS target of $2.05 in 2016. If SEI's 2016 EPS differed from $2.05, the target Bonus Pool would be increased or decreased at the discretion of the Committee. For comparative purposes, SEI’s fully-diluted earnings per share in 2015 were $1.96. SEI’s diluted earnings per share in 2016 were $2.03, approximately 99% of the $2.05 target EPS. The Committee determined that, based on its discussion of the performance of the Company, its business units, markets and individuals, as well as the revenue and sales results of the Company’s business units, the amount to be awarded should be less than the full Bonus Pool but generally equal to the aggregate target amount of the Company’s executive officers, with some extra amounts of incentive compensation awards to those executive officers that the Committee felt had achieved superior performance during the year. In the aggregate, the incentive compensation awards made to all executive officers by the Committee were approximately 103% of their aggregate target amount and 85% of the Bonus Pool.

In December of 2016, the Committee received from the Chief Executive Officer his views on the 2016 performance of the senior executives (other than himself) and their market or business units, as well as his recommendations for bonus awards and stock option grants for the senior executives and their units. Based on these inputs and on the 2016 EPS as compared to the $2.05 target, the Committee discussed and approved individual awards that were then made to executive officers. These awards took into account the Committee’s view of the officer’s market or business unit contributions to corporate earnings, revenues and sales; profit margin improvements; meeting various strategic and tactical goals of the units; and individual performance. The Committee independently reviewed the performance of the CEO with primary consideration to the overall performance of the Company as well as his individual performance on strategic and non-financial achievements and discussed and approved his annual bonus.
With respect to the named executive officers in the Summary Compensation Table, the annual incentive compensation targets for 2016 were $900,000 for Mr. West, $700,000 for Mr. McGonigle, $775,000 for Messrs. Meyer, Withrow and Barr. The awards to Messrs. West, McGonigle, Meyer, Barr and Withrow were approximately 111%, 105%, 126%, 100% and 105% of their respective target bonus amounts.
In the case of Mr. West, the Committee noted the continuing enhancement of the SEI Wealth Platform in preparation for the delivery of the Platform to Regions Financial and Wells Fargo as well as the continued migration of clients and end customers to the Platform throughout 2016. The Committee also considered the activities of Mr. West in pursuing strategy development and innovation activities at the Company. The Committee considered the activities of Mr. McGonigle in overseeing the Company’s finances, including managing the Platform development expenses and the operations and workforce expenses associated with the increased migrations to the Platform, as well as managing the establishment of additional office facilities to accommodate the Company’s business growth and expanded workforce and overseeing the Company’s Investments in New Businesses segment. The Committee noted that the Investment Managers segment, headed by Mr. Meyer, in 2016 achieved record net new sales for that unit of approximately $40.5 million, much of which came from large client sales, as well as the unit’s success in implementing two very large managers on their platform. The Committee considered Mr. Barr’s role in establishing new, or re-establishing existing, distribution partners for the Company’s asset management services in 2016, as well as the performance of the asset management products of the Company’s Investment Management Unit, headed by Mr. Barr. In the case of Mr. Withrow, the head of the Company’s Investment Advisor unit, the Committee particularly noted the success of the unit in accelerating the migration of its clients to the SEI Wealth Platform, as well as the increase in profitability of this segment during 2016 (a 12% increase from 2015).
2016 Option Awards
At the December 2016 meeting, the Compensation Committee considered the annual grant of options to each of the named executive officers. The Committee reaffirmed their belief that option grants with performance based vesting targets were a very effective way to align the interests of the executives with the interests of the Company’s shareholders. The Committee considered the options currently held by the executive officers, and their remaining terms and exercise prices. The Committee also considered the number of options granted generally to key employees (including executive officers) as a percentage of the outstanding shares and compared to the number of options granted in prior years. In 2016, the Compensation Committee approved the grant of approximately 2,310,000 options to 420 employees, consultants and directors of the Company, compared to the 2,005,000 options granted during 2015 to 408 employees. During 2016, the Company repurchased in open market or private transactions 6,600,000 Shares under its stock repurchase program at a total cost of approximately $294.4 million, compared to 5,951,000 Shares repurchased in 2015 at a total cost of approximately $289.6 million. These share repurchase activities ameliorate the dilution which can result from grants and exercises under our equity compensation programs.
In December 2016, The Committee awarded Mr. West a grant of 35,000 options (compared to 30,000 options granted in December 2015), Mr. Barr a grant of 30,000 options (the same as the December 2015 grant to Mr. Barr), and Messrs. Withrow and McGonigle a grant of 25,000 options (compared to 30,000 and 24,000 options, respectively, granted in December 2015). In addition, the Committee made a December 2016 option grant to Mr. Meyer of 75,000 (compared to 24,000 options granted in December 2015), in order to bring Mr. Meyer’s equity opportunity more in line with the equity opportunity of other executive officers of the Company responsible for market units. The number of 2016 options granted at the December 2016 meeting to the named executive officers was substantially similar to the options granted to the named executive officers in 2015, excluding the grant to Mr. Meyer. As a result of Mr. Meyer’s grant, the number of options granted to the named executive officers in December 2016 increased to 190,000 options, compared to 138,000 options in December 2015, an increase of 38%.
2016 Compensation Adjustments
At their December 2016 meeting, the Compensation Committee also considered adjustments to the base compensation and incentive compensation targets of each of the Company’s executive officers. The Committee periodically conducts a formal review of competitive compensation, the last such review was described in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders. In interim years, the Committee receives updates on general market movement within the asset management industry broadly. Based on that information, the Committee determined that it was necessary to increase the cash compensation component (base salary and annual incentives) for certain of its executive officers and made the following changes to the compensation arrangements for the named executive officers effective January 1, 2017:

Name	2017 Base Compensation Amount (Percentage Increase)	2017 Target Incentive Compensation Award (Percentage Increase)
Alfred P. West, Jr.	$600,000 (9.1%)	$1,000,000 (11.1%)
Dennis J. McGonigle	475,000 (5.6%)	750,000 (7.1%)
Wayne M. Withrow	500,000 (5.3%)	775,000 (0%)
Kevin P. Barr	500,000 (5.3%)	800,000 (3.2%)
Stephen G. Meyer	525,000 (10.5%)	800,000 (3.2%)
Stock Ownership Policy
During 2015, the Compensation Committee and the Board of Directors adopted a Stock Ownership Policy to be applicable to directors and executive officers of the Company. Under this Policy, directors, and executive officers are required to own equity interests in the Company having a required value which is a multiple of their base compensation. The equity value may consist of the ownership of shares of Common Stock or of vested and exercisable stock options (valued at the amount by which the market price of the underlying shares exceeds the exercise price of the option), provided that at least 50% of the required value is in the form of direct ownership of shares of Common Stock of the Company. The required value is equal to five times their annual cash retainer in the case of directors, six times his annual base salary in the case of the Chief Executive Officer and four times their annual base salary in the case of other executive officers. The Policy provides that the required value must be achieved for existing directors and executive officers not later than March 2018 and persons elected as directors or appointed as officers after the adoption of the Policy, not later than the fifth anniversary of such election or appointment. Had the Policy’s requirements been in place in March 2017, all of the directors and executive officers would have satisfied the requirements of the Policy.
Compensation Recoupment Policy
In early 2011, the Compensation Committee adopted a Compensation Recoupment Policy. This policy (also known as a “clawback” policy), permits the Board to recover certain cash incentive compensation or equity grants made to executive officers of the Company and other members of the Company’s senior management committee if the person from whom the recoupment is sought engaged in fraud or intentional misconduct that caused the need to restate the Company’s financial statements and the result of the restatement would have been to reduce or delay the amount of the incentive compensation or the vesting of the equity grant. We believe that by providing SEI with the appropriate power to recover incentive compensation paid or equity grants made to an officer in this situation, SEI demonstrates its commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Compensation Consultant
During 2011, the Committee considered the advisability of retaining a compensation consultant and, after conducting a search, the Committee retained Semler Brossy to assist the Committee with its responsibilities related to the Company’s executive compensation programs. Semler Brossy provides no other services to the Company outside of its role as independent Committee advisor. During 2012 and continuing in 2013, as described in our Proxy Statement for our 2014 Annual Meeting, Semler Brossy conducted an assessment of senior management compensation, including development of a comparison group, and also provided advice concerning the executive compensation policies and practices in place in our industry as well as Compensation Committee best practices. During 2014 and 2015, Semler Brossy continued to provide advice to the Compensation Committee, particularly in connection with the Company’s adoption of the 2014 Omnibus Equity Compensation Plan and the Company’s Stock Ownership Policy, and revisions to the Directors Compensation Program (see “Director Compensation”).
Because of the policies and procedures Semler Brossy and the Committee have in place, the Committee is confident that the advice it receives from the executive compensation consultant is objective. These policies and procedures include the following provisions:

▪	The Committee has the sole authority to retain and terminate the executive compensation consultant;

▪	The consultant has direct access to the Committee without management intervention;

▪	The Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

▪	The protocols for the engagement (described below) limit how the consultant may interact with management.
While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has retained Semler Brossy as its independent consultant since 2012. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

▪	The provision of other services to the Company by Semler Brossy;

▪	The amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue;

▪	Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest;

▪	Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

▪	Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

▪	Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.
The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest. The Committee expects to continue to engage Semler Brossy in 2017.
Application of Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility by a “public company” of compensation in excess of $1 million paid to certain of its executive officers, except to the extent that any excess compensation is performance-based compensation within the meaning of the Code and the regulations promulgated thereunder. In connection with the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code, and it is the Compensation Committee’s intention to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) insofar as consistent with the Compensation Committee’s overall compensation objectives.

Compensation Committee Report
Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 as amended (the “Exchange Act”) except to the extent that SEI specifically incorporates this information by reference and this information shall not be deemed filed under such Acts.
The members of the Compensation Committee consist of Carl A. Guarino (Chair) and Kathryn M. McCarthy, each of whom is an independent director as defined in the rules of The NASDAQ Stock Market, Inc. The Committee operates under a Charter approved by the Board of Directors which states that among the purposes of the Compensation Committee are to establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Carl A. Guarino (Chair)
Kathryn M. McCarthy

Executive Compensation
The Summary Compensation Table set forth below summarizes total compensation paid or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ending December 31, 2016.
Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Option Awards ($) (3) (f)	All Other Compensation ($) (4) (i)	Total($) (j)
Alfred P. West, Jr. Chairman of the Board and Chief Executive Officer	2016	550,000	1,000,000	435,225	33,944	2,019,169
	2015	500,000	800,000	364,650	34,025	1,698,675
	2014	500,000	850,000	382,900	30,662	1,763,562
Dennis J. McGonigle Executive Vice President and Chief Financial Officer	2016	450,000	735,000	310,875	46,516	1,542,392
	2015	400,000	600,000	291,720	28,862	1,320,582
	2014	400,000	650,000	300,850	24,239	1,375,089
Stephen G. Meyer Executive Vice President > Investment Managers	2016	475,000	975,000	932,625	27,763	2,410,388
	2015	425,000	652,500	291,720	27,782	1,397,002
	2014	425,000	750,000	328,200	23,807	1,527,007
Kevin P. Barr Executive Vice President > Investment Management	2016	475,000	775,000	373,050	23,509	1,646,559
	2015	400,000	630,000	364,650	20,751	1,415,401
	2014	400,000	750,000	1,323,700	17,498	2,491,198
Wayne M. Withrow Executive Vice President > Investment Advisors	2016	475,000	815,000	310,875	30,085	1,630,960
	2015	400,000	761,250	364,650	30,104	1,556,004
	2014	400,000	750,000	300,850	25,319	1,476,169

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.

(2)	Cash bonuses for services rendered during a year have been listed in the year earned, but were actually paid in the following fiscal year.

(3)
Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)
Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual and group insurance medical premiums.

Grants of Plan-Based Awards Table
The following table discloses certain information concerning options granted during 2016 to each of the named executive officers. Other than these grants, none of the executive officers received any other equity or non-equity incentive plan awards providing for future payouts.

Name (a)	Grant Date (1) (b)	Number of Securities Underlying Options (j)	Exercise or Base Price of Option ($/Sh) (k)	Grant Date Fair Value of Option Awards ($) (2) (l)
Alfred P. West, Jr.	12/13/2016	35,000	49.63	435,225
Dennis J. McGonigle	12/13/2016	25,000	49.63	310,875
Stephen G. Meyer	12/13/2016	75,000	49.63	932,625
Kevin P. Barr	12/13/2016	30,000	49.63	373,050
Wayne M. Withrow	12/13/2016	25,000	49.63	310,875

(1)
All stock options granted to our named executive officers in 2016 were nonqualified options granted upon the approval of the Compensation Committee under the Company’s 2014 Omnibus Equity Compensation Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. Fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $2.40 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains an adjusted earnings per share of $3.30 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to non-recurring transactions or the option expense recorded by the Company under Accounting Standards Codification 718 (ASC 718).

(2)
The Grant Date Fair Value of the Option Grants made on December 13, 2016 were based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Year-End
The following table reflects outstanding stock options held by the named executive officers as of December 31, 2016.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($)(e)	Option Expiration Date (f)
Alfred P. West, Jr.	100,000	—	14.62	12/16/2018
	75,000	—	17.65	12/15/2019
	25,000	25,000	23.86	12/14/2020
	25,000	25,000	15.77	12/13/2021
	25,000	25,000	22.45	12/11/2022
	22,500	22,500	33.76	12/10/2023
	0	35,000	40.64	12/9/2024
	0	30,000	53.34	12/8/2025
	0	35,000	49.63	12/13/2026
Dennis J. McGonigle	15,000	15,000	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	20,000	20,000	23.86	12/14/2020
	17,500	17,500	15.77	12/13/2021
	17,500	17,500	22.45	12/11/2022
	15,000	15,000	33.76	12/10/2023
	0	27,500	40.64	12/9/2024
	0	24,000	53.34	12/8/2025
	0	25,000	49.63	12/13/2026
Stephen G. Meyer	10,000	15,000	32.49	12/10/2017
	50,000	0	14.62	12/16/2018
	65,000	0	17.65	12/15/2019
	22,500	22,500	23.86	12/14/2020
	22,500	22,500	15.77	12/13/2021
	25,000	25,000	22.45	12/11/2022
	20,000	20,000	33.76	12/10/2023
	0	30,000	40.64	12/9/2024
	0	24,000	53.34	12/8/2025
	0	75,000	49.63	12/13/2026
Kevin P. Barr	8,750	8,750	32.49	12/10/2017
	40,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	20,000	20,000	23.86	12/14/2020
	20,000	20,000	15.77	12/13/2021
	20,000	20,000	22.45	12/11/2022
	17,500	17,500	33.76	12/10/2023
	50,000	50,000	31.74	4/22/2024
	0	30,000	40.64	12/9/2024
	0	30,000	53.34	12/8/2025
	0	30,000	49.63	12/13/2026

Wayne M. Withrow	0	12,500	32.49	12/10/2017
	60,000	0	14.62	12/16/2018
	60,000	0	17.65	12/15/2019
	17,500	17,500	23.86	12/14/2020
	15,000	15,000	15.77	12/13/2021
	15,000	15,000	22.45	12/11/2022
	15,000	15,000	33.76	12/10/2023
	0	27,500	40.64	12/9/2024
	0	30,000	53.34	12/8/2025
	0	25,000	49.63	12/13/2026

(1)	The following table sets forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When SEI’s Reported EPS Plus ASC 718 Expense Exceeds	100% Exercisable When SEI’s Reported EPS Plus ASC 718 Expense Exceeds
12/10/2017	Vested	$2.80
12/14/2020 and 12/13/2021	Vested	$2.25
12/11/2022	Vested	$2.30
12/10/2023 and 4/22/2024	Vested	$2.85
12/9/2024	$2.65	$3.70
12/8/2025	$2.35	$3.10
12/13/2026	$2.40	$3.30

Option Exercises Table
The following table presents information regarding the exercise of stock options by the named executive officers during 2016. None of the named executive officers hold restricted stock awards.

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Alfred P. West, Jr.	0	0
Dennis J. McGonigle	19,000	337,440
Stephen G. Meyer	34,000	712,068
Kevin P. Barr	23,500	475,369
Wayne M. Withrow	31,500	627,435

Director Compensation
During 2016, each director who was not an employee of SEI received an annual retainer of $70,000. The annual chair fee for the Audit, Compensation, Legal Regulatory and Oversight and Nominating Committees was $20,000, $15,000, $15,000 and $5,000, respectively, and the annual retainer fees for the Audit Committee was $10,000, for each of the Compensation and Legal Regulatory and Oversight Committees was $7,500, and for the Nominating Committee was $5,000. The annual retainer for the Lead Independent Director was $15,000.
Each non-employee director also receives an annual grant of 10,000 options to purchase Shares. Thus, on December 13, 2016, our non-employee directors, Messrs. Doran, Guarino, Romeo and Mmes. Blumenstein and McCarthy, each were granted options under the 2014 Omnibus Equity Compensation Plan to purchase 10,000 Shares at an exercise price of $49.63, all of which options remained outstanding at December 31, 2016. These options have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $2.40 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains adjusted earnings per share of $3.30 or more (based upon audited financial statements of the Company and subject to certain adjustments relating to the option expense recorded by the Company under ASC 718 and to adjustment for certain extraordinary events).
The following table summarizes the compensation paid to our directors for 2016:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (1) (d)	All Other Compensation ($) (g)	Total ($) (h)
Sarah W. Blumenstein	82,500	124,350	0	206,850
William M. Doran	92,500	124,350	348,004 (2)	564,854
Carl A. Guarino	112,500	124,350	0	236,850
Kathryn M. McCarthy	107,500	124,350	0	231,850
Carmen V. Romeo	112,500	124,350	0	236,850

(1)
Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)
During 2016, Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately ten mutual funds or trusts, each of which are either administered or sponsored by the Company. During 2016, Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $14,166 per month pursuant to a consulting agreement with the Company.

Audit Committee Report
Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that SEI specifically incorporates this information by reference, and this information shall not be deemed filed under such Acts.
The Audit Committee of SEI’s Board of Directors currently is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by The NASDAQ Stock Market, Inc. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the current Audit Committee Charter may be viewed on the Company’s website at www.seic.com under “About SEI > Investors > Corporate Governance.” The members of the Audit Committee are Mr. Romeo (Chair), Mr. Guarino, and Ms. McCarthy. The role of the Audit Committee is to assist our Board of Directors in its oversight of the quality and integrity of SEI’s financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of SEI’s independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. SEI’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
The Committee met five times in 2016 and held discussions with management and the independent auditors. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board rules.
SEI’s independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board’s independence rules, and the Audit Committee discussed with the independent auditing firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.
Audit Committee:
Carmen V. Romeo (Chair)
Carl A. Guarino
Kathryn M. McCarthy

(Proposal No. 2) Advisory Vote on Executive Compensation
Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Shareholders are encouraged to read the Compensation Discussion and Analysis ("CD&A") and other sections of this proxy statement regarding the Company’s compensation practices for named executive officers, which include discussions of the following:

▪
Members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers.

▪
The Compensation Committee engaged and received advice from a third-party compensation consultant concerning the compensation of the Company’s Chief Executive Officer. It selected a peer group of companies, taking into account the compensation consultant’s recommendations, to compare to our Chief Executive Officer’s compensation.

▪	We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:

•	We have a cash incentive compensation repayment (“clawback”) policy.

•	We have a stock ownership policy requiring executives to maintain a minimum value of Company equity ownership in accordance with the plan.

•	We employ our named executive officers “at will” without severance agreements or employment contracts.

•	We have a long-standing insider trading policy which, among other things, prevents executive officers from buying or selling put or call options or futures on Shares.

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs.

•	Our executive officers’ compensation amounts are aligned with our financial performance and the overall implementation of the Company’s business strategies.

The Compensation Committee and the Board of Directors believe that these policies, procedures and amounts are effective in implementing our compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:
“Resolved, that the holders of Shares of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”
Required Vote and Board Recommendation
Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board believes that the compensation of our executive officers, as described in the CD&A and the tabular disclosures under the heading “Executive Compensation” is appropriate for the reasons stated above. Therefore, the Board unanimously recommends a vote FOR approval of the compensation for our named executive officers.

(Proposal No. 3) Ratification of Appointment of Independent Registered Public Accountants
In the event that the Audit Committee selects KPMG LLP (“KPMG”), as our independent registered public accounting firm to audit the consolidated financial statements of SEI for the fiscal year ending December 31, 2017, the Audit Committee and the Board of Directors seek to have the shareholders ratify such an appointment by the Audit Committee of KPMG. We note, however, that, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority with respect to the selection of SEI’s independent registered public accountants. Accordingly, if the shareholders do not ratify the appointment of KPMG, our Audit Committee will take that into account in considering whether to continue to retain KPMG. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accounting Fees and Services
The following is a summary of the fees billed to SEI by KPMG for professional services rendered for the fiscal years ended December 31, 2016 and December 31, 2015, respectively:

Fee Category	2016	2015
Audit Fees (1)	$3,772,000	$3,364,000
Audit-related Fees (2)	455,982	378,286
Tax Fees (3)	66,022	8,721
All Other Fees (4)	4,000	38,700
	$4,298,004	$3,789,707

(1)
Audit fees for the years ended December 31, 2016 and 2015, respectively, were for professional services rendered for the audits and interim quarterly reviews of SEI’s consolidated financial statements and other statutory and subsidiary audits. Audit fees for the year ended December 31, 2016 and 2015 also include fees billed by KPMG for audits of various SEI Collective Trust Funds. These fees were paid by the various funds.

(2)
Audit-related fees for the year ended December 31, 2016 and 2015, respectively, were for attestation services, consultations concerning financial accounting and reporting standards, internal control reviews and other audit-related services.

(3)	Tax fees for the years ended December 31, 2016 and 2015, respectively, were for tax compliance, including the review or preparation of foreign tax returns, and general tax planning services.

(4)	All other fees for the years ended December 2016 and 2015, respectively, were for conferences and seminars, miscellaneous foreign consulting, and various other services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audits and lawfully permitted non-audit services and regarding pre-approval of the fees for such services. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.
Required Vote and Board Recommendation
The affirmative vote of a majority of the votes cast at our 2017 Annual Meeting of Shareholders by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

Other Matters
As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2017 Annual Meeting of Shareholders. However, if any further business should properly come before our 2017 Annual Meeting of Shareholders, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

Cost Savings Initiatives
Electronic Access to Proxy Materials and Annual Reports. Holders of shares registered in their name on the records of Broadridge may sign up to receive electronic access to the proxy materials and annual reports rather than receiving mailed copies. This option will be presented to shareholders via the Internet immediately following voting. These shareholders will receive e-mail notification when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on an SEI website. Enrollment for electronic access will be effective for a future annual meeting if received two weeks prior to the record date for that meeting, and remains in effect for subsequent years, unless cancelled two weeks prior to the record date for any subsequent annual meeting. Beneficial shareholders also may be able to request electronic access to proxy materials by contacting the broker, bank or nominee.
Reduce Duplicate Mailings. Eligible beneficial shareholders of record who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank or nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial shareholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the shareholder may contact their respective bank, broker or nominee to request that the householding service not be applied to their shares.
Registered shareholders and shareholders of record through the Company’s 401(K) Plan will have the opportunity this year to also receive householding services. You can confirm your consent to receiving this cost-saving service by checking the box in the enclosed proxy card. If no response is received, an implied consent to receive householding automatically goes into effect 60 days after the date of the Annual Meeting. Once the consent is granted, should you choose to discontinue receiving householding services, you may contact Broadridge Investor Communication Services by telephone at: 1-800-542-1061 or by written letter at the following address: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Electronic Access to Information about the Company. SEI publishes its earnings releases on its website and makes available to its shareholders the opportunity to listen to the Company’s quarterly earnings calls. Shareholders are able to review these earnings releases and to participate in the calls by visiting the Company’s website at www.seic.com. Our website is not part of this Proxy Statement or any of our other filings made with the Securities and Exchange Commission; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors and persons who own more than 10 percent of our Common Stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than 10 percent of our Common Stock complied with all Section 16(a) filing requirements applicable to them during 2016.

Solicitation of Proxies
The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

Proposals of Shareholders
Proposals that shareholders wish to have considered for possible inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting must be received by our Secretary at our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100) no later than December 8, 2017. If you wish to submit a proposal at the 2018 Annual Meeting (but not seek inclusion of the proposal in our Company’s Proxy Statement), we must receive your notice, in accordance with the Company’s by-laws, on or before February 24, 2018, but not before January 25, 2018.

Additional Information
We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2016 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such requests should be directed to Mark Samuels, Executive Vice President, at the Company’s principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, telephone number (610) 676-1000.

1 Freedom Valley Drive

Oaks, PA 19456-1100

610 676 1000
seic.com

SEI INVESTMENTS COMPANY
1 Freedom Valley Drive
P.O. BOX 1099
Oaks, PA 19456-1100

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by SEI Investment Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR both of the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Sarah W. Blumenstein	☐	☐	☐
1b. Kathryn M. McCarthy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of named executive officers.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2017.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000320994_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SEI INVESTMENTS COMPANY

The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints N. Jeffrey Klauder and Ruth A. Montgomery , the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 24, 2017, at the Annual Meeting of Shareholders to be held on May 24, 2017, and at any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000320994_2 R1.0.1.15